Exhibit 99.1

NEWS RELEASE

Layne Christensen Company Announces Offering of $75 Million

Aggregate Principal Amount of Convertible Senior Notes

HOUSTON, TEXAS – November 4, 2013 – Layne Christensen Company (NASDAQ Global Select market: LAYN) (the “Company”) announced today its intention to offer and sell, subject to market and other conditions, $75 million aggregate principal amount of Convertible Senior Notes due 2018 (the “notes”) in a private offering that is exempt from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”). The Company expects to grant the initial purchaser of the notes an option to purchase up to an additional $15 million aggregate principal amount of the notes to cover over-allotments. The notes will mature on November 15, 2018 and will be convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the election of the Company (except that we must settle conversions in shares of our common stock before we obtain any necessary stockholder approval required by NASDAQ’s listing standards). Prior to May 15, 2018, the notes will be convertible only if certain conditions are satisfied. The notes will be freely convertible from and including May 15, 2018 until the close of business on the scheduled trading day immediately preceding the maturity date of the notes. The interest rate, initial conversion rate, offering price and other terms are to be determined by negotiations between the Company and the initial purchaser. The Company intends to use the net proceeds of this offering to repay a portion of the amounts outstanding under its revolving credit facility.

Jefferies will act as the sole initial purchaser for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes or any common stock issuable upon conversion of the notes, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Any offers of the notes will be made only by means of a private offering memorandum. The notes and any shares of the Company’s common stock issuable upon conversion of the notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence and integrity.

Forward-Looking Statements

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors. These forward-looking statements include statements regarding the completion, timing, size and terms of the proposed offering, and the Company’s planned use of any of the proceeds of that offering. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of several factors, including, but not limited to, market and other general economic conditions, the Company’s and the initial purchaser’s ability to satisfy the conditions required to close the proposed offering and the availability of equity or debt capital needed for the Company’s business. The reader is cautioned not to rely on these forward-looking statements. Other risks and uncertainties are described in detail in Layne Christensen Company’ Annual Report on Form 10-K for the year ended January 31, 2013, and in Layne Christensen Company’ Quarterly Reports on Form 10-Q for the periods ended April 30, 2013 and July 31, 2013, each as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to Layne Christensen Company and Layne Christensen Company assumes no obligation to update any such forward-looking statements.

Contact: Jim Easter, Senior Vice President & Chief Financial Officer, Layne Christensen Company. (281) 475-2694